Exhibit 99.1

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com
Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY UPDATES FISCAL SECOND QUARTER

BUSINESS OUTLOOK

Raises revenue and earnings guidance on success of new product adoption and strength of demand across enterprise, desktop, mobile and consumer electronics product lines

SCOTTS VALLEY, CA – December 7, 2004 – Seagate Technology (NYSE: STX) today released an update to its business outlook for the company’s second fiscal quarter of 2005, ending December 31, 2004.

Customer adoption and ramp of Seagate’s new products, coupled with strong seasonal demand across all product categories and improved operational efficiencies have driven improvement in revenue, margin and profitability over the company’s previous guidance. Assuming historically normal seasonal demand for the month of December, the company expects the December quarter’s revenue to be approximately $1.76 billion, gross margin to be approximately 20% and diluted earnings per share to be in excess of $0.22, excluding any restructuring charges.

The company believes the total available markets (TAMs) for enterprise, mobile computing and consumer electronics storage products will be in line with the company’s expectations disclosed in its fiscal first quarter financial results release on October 19, 2004. The TAM for desktop compute storage products, however, is expected to be slightly higher than the 50-51 million units the company indicated on October 19. While strong demand has contributed to Seagate’s improved results, the company is receiving even greater benefit from customer acceptance of new products throughout its entire product line.

Seagate Technology Updates Fiscal Second Quarter Business Outlook

Price erosion in Seagate’s core markets has been somewhat lower than the company expected. Seagate expects the average selling price (ASP), on a blended basis for all of its products, for the December quarter to increase modestly over the comparable September quarter ASP.

Distribution channel inventory of Seagate products continued to decline during the quarter to approximately three weeks and approximately four weeks for the remainder of the industry as of the end of November.

March Quarter

Looking ahead to the March quarter, Seagate believes that with the new products and increased market access these products provide the company can offset the impact of seasonality in core computing markets and maintain or slightly grow the company revenue and gross margins that are reflected in today’s update.

Seagate will hold a conference call at 2:30 p.m. Pacific Time today. The live webcast of the conference call can be accessed online at www.seagate.com. A replay of the call will be available beginning today at 5:30 p.m. Pacific Time through December 14 at 8:59 p.m. Pacific Time. The replay can be accessed from www.seagate.com or by telephone as follows:

USA: 800-642-1687

International: 706-645-9291

Access code: 2332621

For more information please visit: http://www.seagate.com/newsinfo/invest/financial_info

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. The company is committed to delivering award-winning products, customer support and reliability, to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Seagate Technology Updates Fiscal Second Quarter Business Outlook

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully introduce, qualify, manufacture in volume on a cost-effective basis and sell on a timely basis the new disc drive products announced by the company in June; and the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K/A as filed with the U.S. Securities and Exchange Commission on September 3, 2004 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 29, 2004. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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